Exhibit 23
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-162723) and the registration statements on Form S-8 (Nos. 333-143900; 333-118335; 333-97175; and 333-10679) of Olympic Steel, Inc. of our report dated February 24, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cleveland, Ohio
February 24, 2011

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